Exhibit 10.1

AMENDED AND RESTATED
INVENTORY RIDER (REVOLVING ADVANCE)

Borrower(s): CYGNE DESIGNS, INC.

Borrower has entered into that certain Loan and Security Agreement (Accounts and Inventory) dated July 30, 2007 with Comerica Bank (“Bank”) as secured party (as modified, supplemented, amended, revised or restated from time to time, hereinafter the “Agreement”) This AMENDED AND RESTATED INVENTORY RIDER (REVOLVING ADVANCE), dated November 7, 2007 (hereinafter, this “Rider”) is hereby made a part of and incorporated into that Agreement. Unless otherwise defined, all initially capitalized terms in this Rider shall be as defined in the Agreement.

1. At the request of Borrower, made at any time and from time to time during the term of the Agreement, and so long as no event of default under the Agreement has occurred and Borrower is in full, faithful and timely compliance with each and all of the covenants, conditions, warranties and representations contained in the Agreement, this Rider and/or any other agreement between Bank and Borrower, and subject to Borrower’s concurrent execution and delivery to Bank of a Designation of Inventory, or Certification of Borrowing Base, in form customarily used by Bank. Bank agrees to make loans to Borrower secured by Borrower’s Inventory up to a maximum advance outstanding at any one time not to exceed the sum of:

a. The lesser of (i) fifty percent (50%) of the lower of cost or market value of Eligible Finished Goods Inventory, or (ii) One Million Five Hundred Thousand Dollars ($1,500,000); plus

b. The lesser of (i) fifty percent (50%) of the lower of cost or market value of Eligible In-Transit Inventory, or (ii) One Million Dollars ($1,000,000).

Anything contained in the foregoing to the contrary notwithstanding. Bank may adjust the Borrowing Base percentage(s) and the definition of Eligible Finished Goods Inventory and Eligible In-Transit Inventory, in each case as provided for under Section 6.7 of the Agreement.

2. As used in this Rider, the following terms shall have the following definitions:

a. “Eligible Finished Goods Inventory” shall mean Borrower’s finished goods Inventory, as may be adjusted by Bank, in Bank’s discretion, for age and seasonality or other factors affecting the value of such Inventory, and that have been validly pledged to Bank and strictly comply with all of Borrower’s warranties and representations to Bank; but Eligible Finished Goods Inventory shall not include the following: (a) supplies (e.g. packaging); (b) raw materials or purchased parts; (c) work in process; (d) Inventory consigned to sales representatives or consigned to Borrower by a vendor; (e) obsolete Inventory; (f) Inventory reserve amounts; (g) finished goods with no/low liquidation value; (h) Inventory located or stored with a bailee, warehouseman or other third party without Bank’s prior written consent and unless a bailment agreement in form and substance satisfactory to Bank and any other documents required in accordance with Section 6.5 of the Agreement are in place; (i) defective or Inventory under repair; (j) Inventory not insured naming Bank as loss payee; (k) Inventory not located at an address set forth in Section 6.5 of the Agreement or any schedule provided in connection therewith; and (l) all other Inventory deemed Ineligible by Bank.

b. “Eligible In Transit Inventory” shall mean and includes Borrower’s finished goods Inventory that does not qualify as Eligible Finished Goods Inventory solely because it is in transit to a location set forth in Section 6.5 of the Agreement, but that (a) has been purchased by Borrower; (b) payment for such purchase has been made by Borrower to the seller of such Inventory, (c) title to such Inventory has transferred to Borrower and (d) is not otherwise determined from time to time by Bank, in its sole discretion, to be ineligible.

3. All Eligible Inventory and all Eligible In Transit Inventory is in all material respects of good and merchantable quality, free from all material defects. All advances made and to be made pursuant to this Rider are solely and exclusively to enable Borrower to acquire rights in and purchase new Inventory, and Borrower represents and warrants that all advances by Bank pursuant to this Rider wilt be used solely and exclusively for such purpose; and since such advances will be used for the foregoing purposes, Bank’s security interest in Borrower’s Inventory is and shall be at all times a purchase-money security interest as that term is described in Section 9103 of the California Uniform Commercial Code.

4. Advances made by Bank to Borrower pursuant to this Rider shall be included as part of the Indebtedness of Borrower to Bank as the term “Indebtedness” is defined in the Agreement; and at Bank’s option, advances pursuant to this Rider may be evidenced by promissory note(s). in form and on terms satisfactory to Bank. All such advances shall bear interest at the rate and be payable in the manner specified in said promissory note(s) in the event Bank exercises the aforementioned option, and in the event Bank does not, such advances shall bear interest at the rate and be payable in the manner specified in the Agreement.

5. All of the terms, covenants, warranties, conditions, agreements and representations of the Agreement are incorporated herein as though set forth in their entirety and are hereby reaffirmed by Borrower and Bank as though fully set forth herein.

IN WITNESS WHEREOF, the parties have agreed as of November 7, 2007.

COMERICA BANK		CYGNE DESIGNS, INC.,
a Delaware corporation

By:		By:
Name:	Deborah Jenkins	Name:	Niomi Custodio
Title:	Vice President—Western Market	Title:	Controller

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